EXHIBIT 4.1



            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

         We consent to the reference to our firm under the caption "Experts-Independent Registered Public Accounting Firm" and to the use of our report dated September 23, 2011 in the Amendment No. 1 to the Registration Statement (File No. 333-169646) and related Prospectus of Guggenheim Defined Portfolios, Series 736.




                                                          /s/ Grant Thornton LLP
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                                                              GRANT THORNTON LLP


Chicago, Illinois
September 23, 2011